UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2008

APAC Customer Services, Inc.
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Six Parkway North, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                     (847) 374-4980

                   Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

APAC Customer Services, Inc. (the "Company") announced on April 18, 2008 that, on April 15, 2008, it received a NASDAQ Staff Deficiency Letter indicating that the Company has failed to comply with the minimum bid price requirements for continued listing required by Marketplace Rule 4450(a)(5) because the bid price for the Company’s common stock has closed below $1.00 per share for thirty consecutive business days. A copy of the Company’s Press Release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In accordance with Marketplace Rule 4450(e)(2), the Company has until October 13, 2008 to regain compliance with this requirement. Compliance will be achieved if the bid price per share of the Company’s common stock closes at or above $1.00 for a minimum of ten consecutive business days.

The NASDAQ letter has no effect on the listing of the Company's common stock at this time.

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1 Press Release issued by the Company on April 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

April 18, 2008	/s/ George H. Hepburn III
Name: George H. Hepburn III
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by the Company on April 18, 2008